Exhibit 16.1

May 28, 2008

Securities & Exchange Commission
100 F Street, N.E.
Washington D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Lakeside Mortgage Fund, LLC, dated May 09, 2008, and Item 4.01 of the amended Form 8-K/A of Lakeside Mortgage Fund, LLC dated May 09, 2008 and agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K or Form 8-K/A.

Very truly yours,

ARMANINO McKENNA LLP
San Ramon, California